SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 9, 2007

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Aspen Insurance U.S. Services, Inc. Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:   (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2007, Aspen Insurance Holdings Limited (‘‘Aspen’’) announced the appointment of Mr. Richard Houghton, 41, as Chief Financial Officer of Aspen, effective April 30, 2007. Pursuant to his appointment, Mr. Houghton has entered into a service agreement with Aspen Insurance UK Services Limited, a subsidiary of Aspen (‘‘Aspen UK’’), dated April 3, 2007 (the ‘‘Service Agreement’’).

Prior to accepting the appointment as Chief Financial Officer of Aspen, Mr. Houghton was with the Royal Bank of Scotland Group plc (‘‘RBS’’), where he was Chief Operating Officer of RBS Insurance since 2005. Previously, he was Group Finance Director of RBS Insurance and was also Group Finance Director of Ulster Bank, another subsidiary of RBS.

The summary below is qualified by the actual terms of the Service Agreement, which is attached as Exhibit 10.01 to this Current Report on Form 8-K.

The Service Agreement provides as follows:

•	an annual salary of £320,000, subject to annual salary review;

•	guaranteed bonus of £200,000, payable at the end of March 2008 subject to Mr. Houghton being an employee at that time the bonus becomes due;

•	eligibility for a cash bonus based on a bonus potential of 100% (this percentage is not a cap or a limit and can be exceeded) during Mr. Houghton’s employment of such amounts (if any) at such times and subject to such conditions as the Compensation Committee of the Board of Directors of Aspen may in its absolute discretion decide;

•	employment terminates automatically when Mr. Houghton reaches 65 years of age;

•	employment may be terminated for cause if:

•	Mr. Houghton becomes bankrupt, is convicted of a criminal offence, commits serious misconduct or other conduct bringing Mr. Houghton or Aspen or any of its subsidiaries into disrepute;

•	Mr. Houghton materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business; or

•	Mr. Houghton breaches any code of conduct or ceases to be registered by any regulatory body;

•	employment may be terminated by Mr. Houghton without notice for good reason if:

•	Mr. Houghton’s annual salary or bonus opportunity is reduced;

•	there is a material diminution in Mr. Houghton’s duties, authority, responsibilities or title, or he is assigned duties materially inconsistent with his position;

•	Mr. Houghton is removed from the position of Group Chief Financial Officer; or

•	Mr. Houghton is required to relocate more than 50 miles from his current office;

•	Provided, however, that no such event(s) shall constitute ‘‘good reason’’ unless Aspen shall have failed to cure such event(s) within 30 days after receipt by Aspen from Mr. Houghton of written notice describing in detail such event(s);

•	if Mr. Houghton’s employment is terminated without cause, or if he resigns with good reason, he is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which his termination occurs, and (y) the average of the annual incentive awards received by him in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that he was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) his highest salary rate during the term of the Service Agreement and (y) the average bonus under Aspen’s annual incentive plan actually earned by him during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that Mr. Houghton is paid in lieu of notice under Service Agreement (including if Aspen exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

•	if Mr. Houghton is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to Mr. Houghton during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, Mr. Houghton may be entitled to excise tax gross-up payments;

•	certain provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation for a twelve-month period following termination or resignation;

•	in the event of termination due to the death of Mr. Houghton, life cover for the benefit of his beneficiaries equal to (a) his salary at his Salary Rate up to and including the end of the month in which his death occurs, (b) the annual incentive award, if any, to which he would have been entitled to pursuant to Clause 6.2 for the year in which the his death occurs, multiplied by a fraction, the numerator of which is the number of days that he was employed during the applicable year and the denominator of which is 365, and (c) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, all of which amounts shall be payable in a lump sum in cash within 30 days after his death, except that the pro-rated incentive award shall be payable when such award would have otherwise been payable had the he not died; and

•	participation in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen’s pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance.

In addition to his Service Agreement described above, the Compensation Committee of Aspen has approved certain matters falling outside the Service Agreement but relating to Mr. Houghton’s employment, including:

•	eligibility to participate in the 2007 Long Term Incentive Plan. The plan will be formally approved at the Board meeting in May 2007. The Compensation Committee has approved a recommendation of 6,000 performance shares and 24,000 options. These will need to be formally ratified by the Board in May; and

•	the granting of 8,000 Restricted Stock Units under Aspen’s Share Incentive Plan, which will be issued to Mr. Houghton when he joins Aspen.

The attached press release, furnished as Exhibit 99 to this Current Report on Form 8-K, provides additional information on the appointment of Mr. Houghton as Chief Financial Officer of Aspen.

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits

(d)	The following exhibit is furnished as part of this report:

10.01	Service Agreement between Richard Houghton and Aspen Insurance UK Services Limited.

10.02	Letter from Aspen UK to Richard Houghton dated April 3, 2007 regarding the awards and incentives.

99       Press Release from Aspen Insurance Holdings Limited dated April 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: April 9, 2007	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer